UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2019

SEAGATE TECHNOLOGY PUBLIC

LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland		N/A
(Address of Principal Executive Office)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2019, Seagate Technology public limited company (the “Company”) and its subsidiary Seagate HDD Cayman (“the Borrower”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the Borrower, the lenders party thereto, The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”), Bank of America, N.A., Morgan Stanley Senior Funding, Inc. and BNP Paribas Securities Corp., as syndication agents, MUFG Bank, Ltd. and Wells Fargo Bank National Association, as documentation agents, and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, BNP Paribas Securities Corp., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd. and Wells Fargo Bank, National Association, as bookrunners.

The Credit Agreement provides for a $1.3 billion senior unsecured revolving credit facility, under which the Borrower may borrow at any time until the earlier of February 20, 2024 and the date of termination of the commitments under the Credit Agreement. The Credit Agreement also allows the Borrower to increase the facility by up to an aggregate of $300 million, provided that (i) there has been, and will be after giving effect to such increase, no default, (ii) the increase is at least $25 million, and (iii) the existing commitments under the facility receive 0.50% most favored nation protection. An aggregate amount of up to $75 million of the facility shall also be available for the issuance of letters of credit, and an aggregate amount of up to $50 million of the facility shall also be available for swing line loans.

The loans made under the Credit Agreement will bear interest at a rate of LIBOR plus a variable margin that will be determined based on the corporate credit rating of the Borrower or one of its parent entities. The Borrower’s obligations under the Credit Agreement will be guaranteed by the Company and certain material subsidiaries of the Company.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, breach of covenants, insolvency or inability to pay debts, bankruptcy, or a change in control (as defined in the Credit Agreement). The Company must meet an interest coverage ratio and a leverage ratio and maintain a minimum liquidity amount.

In connection with the Credit Agreement, the Borrower, the Company and certain other material subsidiaries of the Company (the Company, the Borrower and such other subsidiaries, collectively, the “Initial Loan Guarantors”) entered into the U.S. Guarantee Agreement with the Administrative Agent, pursuant to which the obligations of the Loan Parties (as defined in the Credit Agreement) under the Credit Agreement became guaranteed by the Initial Loan Guarantors. In addition, the Company, the Borrower and/or certain of the other Initial Loan Guarantors entered into the Indemnity, Subrogation and Contribution Agreement with the Administrative Agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Gianluca Romano
Name:	Gianluca Romano
Title:	Executive Vice President and Chief Financial Officer

Date: February 20, 2019